SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 19, 2000

Marketing Specialists Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-24667 (Commission file number)	04-3411833 (IRS employer identification no.)

17855 N. Dallas Parkway, Suite 200
Dallas, Texas 75287
(Address and zip code of principal executive offices)

Registrant's telephone number, including area code:
(972) 349-6200

______________________________________________

Merkert American Corporation
490 Turnpike Street
Canton, Massachusetts 02021
(Former name and address)

Item 5. Other Events

          On May 19, 2000, the Registrant issued a press release announcing its first quarter financials, with revenues totaling approximately $105.0 million. The Registrant also announced that it has secured major national brokerage contracts with Kellogg's, SC Johnson and Aurora Foods, that its new-business pipeline remains strong, and that it closed its $85.0 million senior secured credit facility. A copy of this press release is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
(c)	Exhibits
The following Exhibits are filed herewith:
99.1

Press Release issued by the Registrant on May 19, 2000 announcing its first quarter financials, with revenues totaling approximately $105.0 million. The Registrant also announced that it has secured major national brokerage contracts with Kellogg's, SC Johnson and Aurora Foods, that its new-business pipeline remains strong, and that it closed its $85.0 million senior secured credit facility.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKETING SPECIALISTS CORPORATION

By: /S/ TIMOTHY M. BYRD ________________________________ Timothy M. Byrd Chief Financial Officer

Date: May 19, 2000

EXHIBIT INDEX
Exhibit Number	Description
99.1*

Press Release issued by the Registrant on May 19, 2000 announcing its first quarter financials, with revenues totaling approximately $105.0 million. The Registrant also announced that it has secured major national brokerage contracts with Kellogg's, SC Johnson and Aurora Foods, that its new-business pipeline remains strong, and that it closed its $85.0 million senior secured credit facility.

* filed herewith